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            EXHIBIT 23.2      CONSENT OF PRICE WATERHOUSE LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Life Financial Corporation of our report dated January 31, 1995, appearing on page F-1 of the Registration Statement on Form S-4 (File No. 333-20497) relating to the financial statements Life Savings Bank, Federal Savings Bank for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in the Registration Statement.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
Los Angeles, California
January 7, 1998